SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [x]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ] Preliminary Proxy Statement             [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
[x] Definitive Proxy Statement                  Rule 14a-6(c)(2))

[ ] Definitive Additional Materials

[ ] Soliciting Materials Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                           ACT Teleconferencing, Inc.
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(2) or Investment Company Act Rule 20a-1(c).

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         1) Title of each class of securities to which transaction applies:


         2)       Aggregate number of securities to which transaction applies:


         3) Per unit price of other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


         4)       Proposed maximum aggregate value of transaction:


         5)       Total fee paid:


[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

         1)       Amount Previously Paid:


         2)       Form, Schedule or Registration Statement No:


         3)       Filing Party:


         4)       Date Filed:


     (Amended by Sec Act Rel No 7122, Exch Act Rel No 35113, Uni Act Rel No 26191, Trust Ind Act Rel no 2326, Inv Co Act Rel No 20783, eff, 1/30/95.)


                           ACT TELECONFERENCING, INC.
                         1658 Cole Boulevard, Suite 162
                             Golden, Colorado 80401
                          303-233-3500 or 800-228-2554


                  PROXY STATEMENT AND NOTICE OF ANNUAL MEETING
                   First Sent to Shareholders on May 10, 1996



                               GENERAL INFORMATION

Time and Place of Meeting

This Proxy Statement and Notice of Meeting is furnished in connection with the solicitation of proxies by the Board of Directors of ACT Teleconferencing, Inc. (the "Company"), to be used at the annual meeting of shareholders (the "Annual Meeting"), to be held at 3:30 Central Time on June 6, 1996, at the office of ACT VideoConferencing, Inc., located at 9770 Hudsen Road, Saint Paul, Minnesota, for the purposes set forth below. The Company's principal executive offices are located at 1658 Cole Boulevard, Suite 162, Golden, Colorado 80401.

About This Proxy

This proxy is solicited by the Company. The cost of this solicitation and of conducting the meeting will be borne by the Company. The person giving this proxy has the power to revoke it by attending the meeting and voting his or her shares at that time.

Proposals for 1997 Annual Meeting of Shareholders

The Company expects to hold its 1997 annual meeting of shareholders on or about June 26, 1997. All proposals of shareholders intended to be presented at the 1997 annual meeting, for inclusion in the Company's proxy statement relating to that meeting, must be received by the Company no later than February 26, 1997.

Independent Public Accountants

The Board has not yet selected a principal accountant for the Company for the current year. Because the Company has recently become a publicly traded company, the Board is considering changing accountants and is currently in the process of selecting an international accounting firm that can serve the Company's needs as an international public company.

The principal accountant for the 1995 fiscal year was Van Dorn & Bossi, Boulder, Colorado. No representative of Van Dorn & Bossi will be in attendance at the Annual Meeting.

REASONS FOR THE MEETING

The only item of business requiring a shareholder vote at the Annual meeting is the election of two directors.

Election of Directors

The Board has nominated and recommends election of Carolyn R. Van Eeckhout and Donald L. Sturtevant to serve as directors for terms of three years each, expiring at the 1999 annual meeting. Election of these individuals would bring the total number of directors to five, with one vacancy to be filled by the Board or at a future annual meeting. Although management has no reason to believe that any nominee will not serve if elected, discretionary authority is reserved to vote for a substitute, should any nominee be unable or unwilling to serve.

Matters Not Required to be Submitted

The Board may consider other appropriate matters that come to the attention of the Board between the time of preparation of this proxy statement and the date of the Annual Meeting. The Board does not anticipate that any such matters will arise.


VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The Board of Directors has fixed the close of business on May 3, 1996 as the record date for the determination of shareholders entitled to notice of and entitled to vote at the Annual Meeting. As of that date there were 3,030,497 shares of common stock issued and outstanding (the "Shares"). Each Share is entitled to one vote at the Annual Meeting.

The following table sets forth, as of April 30, 1996, information with respect to the beneficial ownership of the Common Stock of the Company by (i) each person who, to the knowledge of the Company, owned more than five percent of such stock, (ii) each director or nominee for director, (iii) each executive officer, and (iv) all directors and executive officers as a group. Unless otherwise noted, shares are subject to the sole voting and investment power of the indicated person.

                                                            AMOUNT AND
                   NAME AND ADDRESS OF                      NATURE OF
                    BENEFICIAL OWNER                        BENEFICIAL                   PERCENT OF
                                                            OWNERSHIP(1)              OUTSTANDING SHARES
Gerald D. and Carolyn R. Van Eeckhout(2)(3)(4)(14)(15)        616,000                               20.3%
Charles T. Stout(2)(5)................................         35,555                                1.2%
James F. and Nancy Seifert(6) ........................        212,700                                7.0%
Ronald J. Bach(2)(7)(15)..............................         65,250                                2.1%
Susan Y. Ambrose(2)(8)................................         18,750                                 *
John W. Hill(2)(9)....................................         88,750                                2.9%
Paul Clifford(10).....................................        200,000                                6.6%
Edward G. Monty(11)...................................        155,000                                5.1%
Pamela Van Eeckhout(2)(3)(12).........................         28,500                                 *
Donald L. Sturtevant(13) .............................          2,000                                 *
All directors and executive officers as a
group(4)(5)(6)(7)(8)(9)(10)(11)(14)(15)...............      1,265,505                               40.5%


- - ------------
*Less than 1%

(1) Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission, and includes general voting power and/or investment power with respect to securities. Shares of Common Stock subject to option or warrants that are currently exercisable or exercisable within 60 days of April 30, 1996, are deemed outstanding for purposes of computing the percentage of the person holding such options or warrants, but are not deemed outstanding for purposes of computing the percentage of any other person.

(2) Unless otherwise noted the address of each director and executive officer of the Company is 1658 Cole Boulevard, Suite 162, Golden, Colorado 80401.

(3) Gerald D. Van Eeckhout and Carolyn R. Van Eeckhout are husband and wife. Pamela Van Eeckhout is their daughter.

(4) Includes 51,000 shares held directly by Gerald D. Van Eeckhout and 565,000 shares held directly by Carolyn R. Van Eeckhout.

(5) Includes 5,000 shares issuable upon exercise of currently exercisable options.

(6) Includes 125,000 shares held of record by the Nancy L. Seifert Management Trust and 75,000 shares held of record by the James L. Seifert Management Trust, for which trusts Mr. Seifert and Mrs. Seifert are the co-trustees. Also includes 1,750 shares issuable upon exercise of currently exercisable options held by Mr. Seifert and 10,950 shares issued in December 1995 upon exercise of warrants held by Mr. Seifert. Mr and Mrs. Seifert are husband and wife. Their address is 300 Law Building, Cedar Rapids, Iowa 52401.

(7) Includes 31,750 shares issuable upon exercise of currently exercisable stock options.

(8) Includes 18,750 shares issuable upon exercise of currently exercisable stock options.

(9) Includes 32,500 shares issuable upon exercise of currently exercisable stock options.

(10)     Mr. Clifford's address is 9770 Hudson Road, St. Paul, Minnesota 55125.

(11)     Mr. Monty's address is 3405 134th St. West, Burnsville, Minnesota
         55337.

(12) Includes 7,500 shares issuable upon exercise of currently exercisable stock options.

(13) Mr. Sturtevant's address is 3693 E. Oak Creek Dr., Vadnais Heights, Minnesota 55127.

(14) Excludes 1,166 shares held by Carolyn R. Van Eeckhout for the benefit of her mother. Ms. Van Eeckhout disclaims any control over or beneficial interest in said 1,166 shares.

(15) Excludes 44,300 shares owned by RLD Enterprises, Inc. which serve as collateral on a loan to RLD from an investment group headed by Mr. Bach. Mr. Van Eeckhout and Mr. Bach each own less than 10 percent of the outstanding common stock of RLD Enterprises, Inc. and Mr. Van Eeckhout is one of RLD's four directors. Messrs. Bach and Van Eeeckhout disclaim any control over or beneficial interest in said 44,300 shares.


                        DIRECTORS AND EXECUTIVE OFFICERS

The executive officers and directors of the Company are as follows:

Name                       Age                     Position

Gerald D. Van Eeckhout     55    Chairman of the Board of Directors;
                                   Chief Executive Officer
Carolyn R. Van Eeckhout    58    Director; Vice President, ACT
                                   Teleconferencing Services, Inc.
James F. Seifert           68    Director
Ronald J. Bach             62    Director
Donald L. Sturtevant       58    Nominee for Director
Charles T. Stout           49    Treasurer
Pamela Van Eeckhout        27    CFO, Secretary
John W. Hill               69    President, ACT Research, Inc.
David Holden               35    Managing Director, ACT Teleconferencing Limited
Susan Y. Ambrose           38    Vice President; General Manager, ACT
                                   Teleconferencing B.V.
Paul Clifford              41    Vice President - General Manager, ACT
                                   VideoConferencing, Inc.
Harry R. Walls             47    President, ACT Teleconferencing Services, Inc.

Gerald D. Van Eeckhout, a founder of the Company, has been Chairman of its Board of Directors and Chief Executive Officer since the Company's formation in 1989. His term as a Director expires at the 1998 annual meeting. From 1982 to 1989, Mr. Van Eeckhout was President, Chief Executive Officer, and a Director of ConferTech International, Inc., a teleconferencing services and manufacturing company. Prior to ConferTech, he had served for 20 years in various professional and executive positions with Touche Ross & Co., The Pillsbury Co., and Medtronic, Inc. He received a B.S. degree from the University of North Dakota in 1962, and completed the Stanford Executive Program in 1976. He is a director of Staodyn, Inc., a Nasdaq-listed publicly traded medical device manufacturing company. He has also been a national director of the American Electronic Association and president of the University of North Dakota Foundation.

Carolyn R. Van Eeckhout, a founder of the Company, serves as Vice President of ACT Teleconferencing Services, Inc. (a wholly owned subsidiary), and as a Director of the Company. She has been employed by the Company and has served as a Director since its inception in 1989. Her term as a Director expires at the 1996 annual meeting. She received her Bachelor's degree in Education from Pennsylvania State University.

James F. Seifert, a Director of the Company since January 1991, has been Chairman and CEO of James F. Seifert & Sons L.L.C. since 1993. From 1990 until 1993, he was retired. Mr. Seifert received his B.S. degree in commerce from the University of North Dakota in 1950. He is a former President of the University of North Dakota Foundation. Mr. Seifert's term as Director of the Company expires at the 1997 annual meeting.

Ronald J. Bach, a Director of the Company since 1993, is a certified public accountant who was employed continuously by the firm of Deloitte and Touche from 1955 until his retirement in 1991, at which time he was partner in charge of its Bloomington, Minnesota office. He holds a degree in accounting from the University of Minnesota, and serves as a director of a number of privately held companies in which he has an ownership interest. Mr. Bach's term as Director of the Company expires at the 1998 annual meeting.

Donald L. Sturtevant, a nominee for Director of the Company, has been a Director, President and Chief Executive Officer of Medivators, Inc. since January 1991. Mr. Sturtevant received a B.S. in Business Administration from the University of Minnesota in 1966 and is a 1975 graduate of Northwestern University's International Management Program in Bergenstock, Switzerland.

Charles T. Stout has held the position of the Company's Treasurer since 1991. From 1991 to April 1996, Mr. Stout spent only a nominal amount of his time on the Company's business. Since April 1996, Mr. Stout has been engaged by the Company as a financial consultant on substantially a full-time basis. He serves as a resource to the Board of Directors and to the Company's accounting staff, because of his accounting experience and his prior experience in the teleconferencing industry. See "Certain Transactions -- Financial and Accounting Consulting Services" and "Principal Shareholders." From 1985 to 1990, Mr. Stout was Vice President of Finance for ConferTech International, Inc., an audio teleconferencing service and manufacturing company. From 1991 to 1992, Mr. Stout held an accounting projects management position with Capital Associates International, Inc., and from 1992 to the present, Mr. Stout has been engaged as an accountant by contractors of temporary accounting services to Resolution Trust Corporation (Casey Services from August 1992 to December 1992, Olsten Staffing Services from January 1993 to November 1993, CAJV Partnership from November 1993 to February 1994, and Trinity Financial Services of Colorado from February 1994 to April 1996). None of Mr. Stout's activities outside the Company currently have any connection with the teleconferencing industry or with any providers of goods or services to the Company, nor have they presented or are anticipated to present any conflict of interest, past or present, with his services to the Company. He holds a bachelor's degree and a master's degree in accounting and management science from the University of Colorado.

Pamela Van Eeckhout, CFO and Secretary, has served as the Company's Principal Financial Officer and Principal Accounting Officer since 1991. Ms. Van Eeckhout received a Bachelor of Science degree in Finance from the University of Colorado at Boulder, Colorado in 1990.

John W. Hill has been Vice President of ACT Teleconferencing Services, Inc. and Principal Operations Officer of the Company on a full-time basis since April 1995. From 1990 to the present, he has served as President of ACT Research, Inc. He has provided consulting services to the Company and its subsidiaries personally and through Janus Technology Group since 1985. See "Certain Transactions -- Technical Services Consulting." From 1989 to 1993 he managed US West's data laboratory in Minneapolis, Minnesota and implemented US West's video teleconferencing applications. Prior to US West, he served as Vice President, Engineering for ConferTech International, and developed the industry's first full duplex, digital telecofonferencing bridge. He received a Bachelor of Science degree in Electrical Engineering and Telecommunications from the University of Edinburgh, Scotland.

David L. Holden has been the Managing Director of ACT Teleconferencing Limited, since 1992. Immediately prior to joining the Company he was employed for seven years with British Telecom, most recently as manager of its audio teleconferencing service business in London. Mr. Holden received a Bachelor of Science degree in Business Administration from the University of Wales.

Susan Y. Ambrose, Vice President; General Manager of ACT Teleconferencing BV, joined the Company in August 1992 and currently serves as the general manager of the Company's Netherland subsidiary. Ms. Ambrose is primarily responsible for establishing and managing the Company's operations in the Netherlands. From 1989 to 1992, she served as General Manager of Conference Pros International, a Houston, Texas based audio teleconferencing service.

Paul Clifford, Vice President and General Manager of ACT VideoConferencing, Inc., was president of NBS, Inc. a video teleconferencing equipment sales company from late 1994 until NBS, Inc. was acquired by the Company in July 1995 and renamed ACT VideoConferencing, Inc. Prior to organizing NBS, Inc., he was a sales manager for Acoustic Communication, Inc., Plymouth, Minnesota. From 1992 to 1994 he was a sales representative for Compression Laboratories, a video teleconferencing supplier. From 1990 to 1992, he was a sales representative for Micro Technologies, Inc., of Anaheim, California. He holds a Bachelor of Science degree in Accounting from the University of Utah.

Harry R. Walls became President of ACT Teleconferencing Services, Inc. on January 16, 1996. Mr. Walls was Vice President for Sales and Marketing at ConferTech International, Inc., a teleconferencing company, from June 1987 through July 1995. He was President and Chief Operating Officer of Applied Business Telecommunications, Inc., organizer of an annual teleconferencing trade show known as "Telecon," from July 1995 to December 1995. He received a Bachelor's degree in education at California University of Pennsylvania (formerly Pennsylvania State Teachers College) and his Master of Science Degree in Administration with education emphasis from the University of Akron.

Gerald D. Van Eeckhout and Carolyn R. Van Eeckhout are husband and wife; Pamela Van Eeckhout is their daughter.

None of the officers or directors are subject to any non-competition agreements, nondisclosure agreements, or other restrictions on their employment with the Company as the result of their prior employment or other relationships with prior employers, including the Company's competitors in the services segment or the equipment segment of the teleconferencing industry.


CERTAIN TRANSACTIONS

Issuance of Shares

During the past two years, the Company has issued certain securities to officers and/or directors of the Company and its subsidiaries. The following table indicates, for each such person, the number of shares acquired, the period during which the shares were acquired, and the consideration paid for such shares.

                                     Dates Acquired    Number of        Price
                                                        Shares        Per Share

James and Nancy Seifert .............     1995           10,950         $2.00
Paul Clifford........................     1995          200,000         n/a(1)


(1) Issued in connection with the acquisition of NBS, Inc., in 1994.



Options and Warrants

Certain officers, directors, and subsidiary officers and shareholders have been granted options and warrants to purchase shares of Common Stock. See Executive Compensation -- Stock Options.

Developments in Corporate Structure

In 1995, the Company acquired NBS, Inc., a Minnesota corporation, and changed its name to ACT VideoConferencing, Inc. Also in 1995, the Company organized ACT Teleconferencing B.V., a wholly owned Netherlands subsidiary ("ACT Europe"), to direct the Company's entry into the teleconferencing services industry on the European continent. Both ACT VideoConferencing and ACT Europe commenced operations in September 1995.

Guarantees

The Company has a term loan with Norwest Bank, N.A., Boulder, Colorado, that is secured by substantially all the assets of the Company. The term loan and certain financing leases are personally guaranteed by Gerald D. Van Eeckhout and Carolyn R. Van Eeckhout.

Financial and Accounting Consulting Services

Charles T. Stout, the Company's Treasurer, provides consulting services to the Company with respect to financial and accounting matters generally and, particularly, with respect to such matters within the context of the teleconferencing industry. See "Directors and Executive Officers -- Charles T. Stout." For services of a routine nature, Mr. Stout receives no remuneration other than the potential benefit he may receive as a shareholder and option holder. For matters on which his consulting services are required in depth, he is available as a paid consultant on terms that are at least as favorable to the Company as the Company might obtain from unaffiliated parties. The Company has not obtained an independent determination of the fairness and reasonableness of Mr. Stout's consulting fees, but has determined that his hourly rates are equal to or less than fees charged by independent contractors. Management believes it has had sufficient experience in such matters in the past to determine the reasonableness of Mr. Stout's time and rates such that the expense of an independent determination would not be cost effective. During 1994, he received $300 for such service. He has received no remuneration from the Company during 1995. To date, in 1996, he has received $2,880 for such services.

Technical Services Consulting

At various times, the Company has utilized the services of John W. Hill, currently a subsidiary officer, as a consultant with respect to various technical matters. See "Directors and Executive Officers -- John W. Hill." The Company believes that services rendered to the Company by Mr. Hill in his individual capacity have been on terms at least as favorable to the Company as the Company might have obtained from an unaffiliated party. Mr. Hill has a unique background in the industry which is of benefit to the Company.

In addition, the Company has utilized the services of Janus Technology Group ("Janus") for consulting and purchasing services relating to design, development, and installation of the Company's computer network and telephone systems and for the purchase and installation of bridging equipment. Janus is wholly owned by Mr. Hill.

During 1994, the Company paid Janus the sums $34,250 for such services. During 1995, before Mr. Hill became a full time, salaried employee of the Company in April of that year, the Company paid Janus the sum of $13,350 for such services. There was no independent determination of the fairness and reasonableness of the terms of these transactions with Janus; however, the Company, in each instance, compared the prices quoted by Janus for goods and services with the cost of similar goods and services from independent vendors and determined that the goods and services provided to the Company by Janus were on terms at least as favorable to the Company as the Company might have obtained from an unaffiliated party through arms-length bargaining.

Since Mr. Hill became a full-time salaried employee of the Company in April 1995, the Company no longer obtains consulting services from him or from Janus and, as of December 15, 1995, no longer utilizes Janus to purchase equipment. Janus has no connection with Janus Funds.

Board of Directors

The Board of Directors is presently composed of four individuals and has two vacancies, one of which is anticipated to be filled at the Annual Meeting. The Board of Directors held seven meetings during 1995.

The Company's Board of Directors has a standing Audit Committee and a standing Personnel and Compensation Committee, which also serves as a nomination committee. The Audit Committee is responsible for the selection and evaluation of performance of the Company's outside accountants. The Personnel and Compensation Committee has the following responsibilities: (1) review executive performance and compensation; (2) manage stock option grants; and (3) nominate board members.

The Audit Committee is composed of Ronald J. Bach as chair, with James Seifert as a member. The Personnel and Compensation Committee is composed of James Seifert as chair, with Ronald J. Bach as a member. Each of these committees held one meeting during 1995.

The Personnel and Compensation Committee will consider nominees to the Board of Directors recommended by the Company's shareholders (the "Shareholders"). A shareholder desiring to submit such a recommendation should send it in a letter addressed to James Seifert at the Company's address.


EXECUTIVE COMPENSATION

The following table sets forth certain information regarding compensation paid by the Company for services rendered for the fiscal years ended December 31, 1993, December 31, 1994, and December 31, 1995, to Gerald D. Van Eeckhout, Chairman of the Board and Chief Executive Officer. No executive officer was paid cash compensation in excess of $100,000 during any of these three years.

                                            Annual Compensation     Long-Term
                                Fiscal      -------------------    Compensation       All Other
Name and Principal Position      Year        Salary       Bonus       Options      Compensation(1)
- - ---------------------------      ----        ------       -----       -------      ---------------
Gerald D. Van Eeckhout,          1995        $74,827       none        none            $13,971
  Chairman of the Board,         1994         73,028       none        none             13,971
  and CEO                        1993         58,210       none        none             13,971


- - ---------

(1) Including an annual disability insurance policy premium of $1,971 per year and a split-dollar life insurance policy premium of $12,000 per year.

Mr. Van Eeckhout's annual compensation for 1996 will be limited to a maximum base salary of $80,000, plus a performance bonus to be set by the Personnel and Compensation Committee of the Board.


Directors' Fees

The Company plans to adopt a compensation plan for directors which will provide for payment of directors' fees in the form of stock options or stock grants. The Company previously made two grants of options for a total of 5,000 shares each to its nonemployee directors at $2.00 per share, vesting over four years from date of grant, expiring ten years from date of grant.

Key Employee Insurance

The Company maintains a key-employee life insurance policy on the life of Mr. Van Eeckhout, in the amount of $500,000, which is payable to the Company. The intended purpose of this policy is to assist the Company in replacing Mr. Van Eeckhout and in making other adjustments in operations in the event of his death. The Company's United Kingdom subsidiary holds a life insurance policy on the life of Mr. Holden in the amount of (pound)250,000 (currently approximately $400,000), the proceeds of which are payable to the subsidiary for the purpose of liquidating Mr. Holden's estate's ownership of the subsidiary's shares in the event of his death. The Company has the option to repurchase Mr. Holden's shares upon his death or disability.

Employment Agreements

Although officers receive agreed upon salaries and are eligible for performance incentives determined from time to time by the Board, the Company has no formal employment agreements with any of its officers other than two officers of subsidiaries. Its United Kingdom subsidiary has a service agreement with its Managing Director, Mr. Holden, which may be terminated by the employer or employee on six months' notice. Pursuant to said agreement, Mr. Holden receives a base salary, currently (pound)46,000 per year, and a performance-related bonus as determined by the subsidiary's board from time to time. Mr. Holden received a bonus of (pound)12,872 in 1995. Mr. Clifford, Vice President and General Manager of ACT VideoConferencing, Inc., has a two-year employment agreement under which he is compensated $75,000 per year plus a performance bonus commencing in 1996.

Stock Options

The Company has adopted a Stock Option Plan for employees and consultants. A total of 400,000 shares of Common Stock are reserved for issuance under the Plan. Options to purchase 163,000 shares are vested or may become vested under the Plan.


VOTING PROCEDURES

With regard to the nominated directors, a majority vote of Shareholders is required to elect these individuals as directors.

Votes will be tallied manually at the meeting. Formal abstentions will count for purposes of forming a quorum of the Shareholders, but will not count toward a majority vote.

Your vote is very important to the Company. If you will not be able to attend the Annual Meeting, please take a moment to fill out the enclosed Proxy and mail it to the Company in the enclosed envelope.



This is the proxy card sent to shareholders.

                                      PROXY

                           ACT TELECONFERENCING, INC.
                          ANNUAL SHAREHOLDERS' MEETING
                                  JUNE 6, 1996

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints Ronald J. Bach, Charles T. Stout, and Pamela Van Eeckhout as Proxies, each with the power to appoint her or his substitute, and hereby authorizes them, or any of them, to represent and to vote, as designated below, all the shares of common stock, no par value, of ACT Teleconferencing, Inc., held of record by the undersigned as of May 3, 1996, at the Annual Meeting of shareholders to be held on June 6, 1996, or any adjournment thereof.

Election of Directors

[ ] For all nominees listed below              [ ] Withhold Authority
    (except as marked to the contrary below)       to vote for all nominees
                                                   listed below

(Instruction: To withhold authority to vote for any individual nominee strike a line through the nominee's name in the list below.)

                Carolyn R. Van Eeckhout and Donald L. Sturtevant

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

           [ ] For             [ ] Against             [ ] Abstain

This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholders. If no direction is made, this Proxy will be voted FOR each proposal.

Please sign exactly as your name appears on your stock certificate. If shares are held by joint tenants, both should sign. When signing as attorney-in-fact, executor, administrator, trustee, or guardian, please give full title as such. If signing on behalf of a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                                         __________
                                                         Number of Shares Owned
Date Signed: ____________________, 1996


                                       ________________________________________
                                       (Print Name(s) of Shareholder(s)

                                       ________________________________________
                                       Signature (all joint tenants must sign)

                                       ________________________________________
                                       Signature of Joint Tenant (if applicable)